UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2015 (February 20, 2015)

AMERICAN REALTY CAPITAL PROPERTIES, INC.
ARC PROPERTIES OPERATING PARTNERSHIP, L.P.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
Delaware	333-197780	45-1255683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 E. Camelback Road, Suite 1100
Phoenix, AZ 85016
(Address of principal executive offices, including zip code)

(800) 606-3610
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On February 20, 2015, American Realty Capital Properties, Inc. (the “Company”), ARC Properties Operating Partnership, L.P., the Company’s operating partnership (“ARCPOP”), of which the Company is the sole general partner, as the borrower, Wells Fargo Bank, National Association, as administrative agent (“Wells Fargo”), and the financial institutions party thereto (the “Lenders”), entered into a consent memorandum (the “Consent Memorandum”) in reference to the Company’s Amended and Restated Credit Agreement, dated as of June 30, 2014, as amended or otherwise modified by the Consent and Waiver Agreement and First Amendment to Credit Agreement, dated as of November 12, 2014, and by the Consent and Waiver Agreement, dated as of December 23, 2014 (collectively, the “Credit Agreement”). The Consent Memorandum memorializes an agreement by and among the Company, ARCPOP and the Lenders to modify one of the Financial Information Deliverables (as defined in the Credit Agreement) relating to the Company’s 2013 Audited Reports (as defined in the Credit Agreement), to allow the Company to deliver restated consolidated balance sheets as of December 31, 2013 and 2012 and related statements of operations, comprehensive loss, changes in equity and cash flows, provided that the same are substantially consistent with certain financial information provided to the Lenders, and are accompanied by an unqualified opinion thereon (other than as to internal controls) by the Company’s independent registered public accounting firm. The Company will file the Consent Memorandum with its Quarterly Report on Form 10-Q for the first quarter of 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By:	/s/ Richard A. Silfen
Name:	Richard A. Silfen
Title:	Executive Vice President, General Counsel and Secretary

ARC PROPERTIES OPERATING PARTNERSHIP, L.P. By: American Realty Capital Properties, Inc., its sole general partner

By:	/s/ Richard A. Silfen
Name:	Richard A. Silfen
Title:	Executive Vice President, General Counsel and Secretary

Date: February 26, 2015

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